Exhibit 10.17

Contract

Project Name: Co-construction of International Platform for Aesthetic Education Management Community

Client (Party A):	China Liberal Education Technology Co., Ltd.

Trustee (Party B):	School of Arts Administration and Education of China Academy of Art

Signing Date: November 9, 2018

Term of Validity: November 9, 2018 to November 9, 2021

This Contract is entered into by and between the parties through negotiation in accordance with the Contract Law of the People’s Republic of China.

I. Project Name, Content and Requirements

Project Name: Co-construction of International Platform for Aesthetic Education Management Community

Project Content:

1. Establishment of a talent cultivation fund

Within the term of this Contract, Party A shall provide Party B with a talent cultivation fund of no less than RMB 200,000 every 12 months (mainly used as expenses for construction of international education platform for art management, scientific research, scholarship and grants for outstanding students, professional project workshops and scientific research for professional teachers, etc., which are agreed upon by the parties in writing).

2. International talent training platform

Promote the construction of talent research and study channels, provide professional consulting services for students studying in foreign art colleges and universities, and set up an “international talent training platform”. Organize outstanding undergraduate and graduate students for study tours and short-term visits, inspect art colleges, art institutions and museums, establish inter-school “overseas internship and training platform”, and carry out international practice activities.

3. School-enterprise cooperation professional education laboratory

According to professional needs, set up characteristic professional studios with European and American art colleges and universities to carry out professional exchanges, carry out professional co-construction activities and hold academic seminars. Regularly carry out exchange visits and learning activities with art colleges and universities in Europe and the United States. At the same time, hold “contemporary art lectures” for teachers in domestic colleges and universities to build a national platform for art education and social practice. Construct an incubator for arts management and education workers.

Project Requirements:

1. Joint establishment of an art innovation platform and an international talent training platform

1) Party A and Party B shall set up an “international co-construction platform of aesthetic education management community”. The parties agree to use the name of the co-construction platform in the information released to the public and carry out the three tasks mentioned above.

2) Party A, as Party B’s partner, shall actively cooperate with Party B in its work. The parties shall be responsible for the operation of the “international talent training platform” and carry out talent training both on and off campus.

2. Establishment of a talent training fund

1) According to the agreement between the parties, Party A shall provide not less than RMB 200,000 per year (every 12 months). In order to facilitate management, reduce turnover time and improve work efficiency, the method for the payment and allocation of funds is as follows: RMB 120,000 shall be transferred to the designated account of China Academy of Art, and the remaining RMB 80,000, used for special projects every year, shall be temporarily kept by China Liberal Education Technology Co., Ltd. and supervised by the project leader of China Academy of Art. It shall be used for special projects approved by the parties through negotiation. In 2018, it shall be used for the project of “the 13th Annual Meeting of China Arts Administration Education Association 2018·National College Students Art Project Creative Competition”.

2) The use of funds in the designated account of China Academy of Art shall be subject to the reimbursement regulations of China Academy of Art. The amount for special projects shall be jointly managed by the project leaders designated by the parties respectively. Each expense shall be recognized by the parties and only be used upon being signed by the parties.

3) Both parties shall have the right to supervise and manage the use of the “talent training fund”.

4) Details of expenditure

Expenditure details of RMB 120,000 (unit: ’0000)

Equipment costs	2	Material expenses	2	Service charges	1.2

Travel expenses	1	Conference expenses	1.3	Collaboration and communication expenses	2

Dissemination of published literature information	2	Books and reference materials	0.5

Expenditure details of RMB 80,000 (unit: ’0000)

Travel expenses	3	Material expenses	0.7	Expert consultancy	0.5

Dissemination of published literature information	2	Service charges	0.8

3. Organization of “the 13th Annual Meeting of China Arts Administration Education Association 2018·National College Students Art Project Creative Competition”:

1) The parties shall jointly undertake the organization of “the 13th Annual Meeting of China Arts Administration Education Association 2018·National College Students Art Project Creative Competition”.

2) In 2018, the “talent training fund” of RMB 80,000 shall be used for the sponsorship fee.

3) Party B guarantees that Party A has the right of authorship of the sponsor of “the 13th Annual Meeting of China Arts Administration Education Association 2018·National College Students Art Project Creative Competition”.

4. Cooperation

1) Under the guidance of “the Belt and Road” policy, the parties shall establish an “overseas internship and training platform” in Italy, Germany, Spain, Britain, America and other countries upon the execution of this Contract, and carry out exchange visits of scholars, laboratory construction, etc.

2) Establish relevant institutions for overseas colleges and universities that are interested in learning Chinese art and Chinese language and literature.

3) Jointly recruit outstanding students for the “international talent training platform”, and cultivate artistic talents with international vision and professional level.

4) The projects carried out with the talent cultivation fund, including but not limited to mutual visits of teachers, academic exchanges, short-term visits, study tours and meetings, etc., can be handled by Party A with the consent of Party B if Party A is able to undertake such projects. The similar or related projects of Party B hereunder not paid by the talent cultivation fund shall be undertaken by Party A preferentially under the same conditions.

II. Working Conditions and Collaboration Matters

Party B shall provide sufficient technical data, data and necessary working conditions, and Party A shall start the work upon confirmation of Party B.

Project Head of Party A: Li Fei

Project Team Members of Party A: Tang Mengyu, Zhai Xinyu, Ye Zhengdong

Project Head of Party B: Shan Zeng

Project Team Members of Party B: Liu Xiao, Zhai Yujia, Zang Zhicheng

III. Time Limit, Place and Method of Performance

This Contract is valid from November 9, 2018 to November 9, 2021.

Mode of performance: cooperation

IV. Remuneration and Payment Method

1. The talent training fund of this project is RMB 200,000, provided by Party A.

2. Payment method

j Total payment per year (every 12 months): RMB 200,000, in which, RMB 120,000 shall be credited to the account designated by China Academy of Arts within three (3) working days after this Contract is officially signed. RMB 80,000 used for special projects shall be temporarily kept by China Liberal Education Technology Co., Ltd. and supervised by the project leader of China Academy of Arts. Party B shall start the work after receiving the payment from Party A.

3. Payment mode ☐ cash payment ☐ pay by check ☑ T/T payment

V. Ownership and Sharing of Project Results

j After the project is appraised in writing by Party A and all the cooperation funds have been paid according to this Contract, the intellectual property rights of the project results shall be jointly owned by the parties, provided that it does not violate the relevant intellectual property laws of China. As for the horizontal research achievements, Party B shall enjoy the right of academic exchange and publication of the project.

‚ The parties shall negotiate the ownership and sharing of intellectual property rights according to the specific project contents and requirements.

VI. Confidentiality of Technical Information

The parties have established the contractual relationship of confidentiality upon the execution of this Contract and the initial payment of the funds. Either party shall be obliged to keep the technical and business secrets related to this Contract for the other party, and shall not disclose any information deemed as technical or business secrets by the parties to any third party. Party B shall not announce the project results to any third party prior to Party A without permission of Party A.

VII. Dispute Resolution

Any dispute arising from the performance of this Contract shall be settled by the parties through negotiation, or may be submitted to the superior authorities of the parties for mediation.

If the parties are unwilling to negotiate or mediate for settlement, or if negotiation or mediation fails, the parties shall apply to the local arbitration commission for arbitration. Arbitration shall be conducted in accordance with the arbitration rules in effect at the time of applying for arbitration. The arbitral award shall be final and binding upon the parties.

VIII. Miscellaneous

This Contract is made in six counterparts and goes into force upon being signed and stamped by the authorized representatives of the parties and making of the first payment. Party A shall hold two counterparts and Party B shall hold four counterparts with the same legal effect.

Any modifications, supplements or changes of any provision of this Contract shall come into force only after a written agreement is signed and stamped by the parties.

Client (Party A)	Unit Name	China Liberal Education Technology Co., Ltd. (seal)

	Project Head	Li Fei (signature)	Entrusted Agent	(seal)

	Contact Person	Li Fei	Phone

	Address	2/F, Building A, HuaTeng Century Park Headquarters, Chaoyang District, Beijing

E-mail

Opening Bank

Account No.

Trustee (Party B)	Unit Name	School of Arts Administration and Education of China Academy of Art

	Project Head	Shan Zeng (signature)	Entrusted Agent	(seal)

	Contact Person	Shan Zeng	Phone	13666672728

	Address	Office 202, Building 9, Xiangshan Campus, China Academy of Art, Xiangshan, Zhuantang, Hangzhou, School of Arts Administration and Education of China Academy of Art

	E-mail	art65@126.com

	Opening Bank	Industrial and Commercial Bank of China Zhengjiang Hangzhou Hubin Sub-branch

	Account No.	1202024409014432078

Special Seal for Contract of China Liberal Education Technology Co., Ltd. (seal)

China Liberal Education Technology Co., Ltd. (seal)